Exhibit 99.1


      WJ Communications, Inc. Reports Second Quarter 2006 Financial Results


     SAN JOSE, Calif.--(BUSINESS WIRE)--Aug. 1, 2006--WJ Communications, Inc. (Nasdaq:WJCI), a leading designer and supplier of radio frequency (RF) solutions for the wireless infrastructure and radio frequency identification (RFID) reader markets, today announced results for its second quarter ended July 2, 2006.

     Second Quarter Highlights:

     --   Achieved revenue of $12.4 million

     --   Increased gross margins to 54.2 percent

     -- Reduced the net loss to $1.3 million, a 45 percent decrease compared to first quarter 2006

     --   Introduced 13 new products in the first half of 2006

     Revenue for the second quarter of 2006 was $12.4 million as compared to revenue of $12.3 million in the preceding quarter and $4.0 million in the second quarter of 2005. During the second quarter of 2005, the company changed its revenue recognition policy for its distribution channel. Excluding this change, revenue would have been $8.1 million in the second quarter of 2005, representing a year-over-year increase of 53 percent.
     Gross margin for the second quarter of 2006 was 54.2 percent, compared to
51.2 percent in the first quarter of 2006 and 29.0 percent in the same period a year ago. Operating expenses for the quarter totaled $8.3 million. This compares to $10.3 million in the preceding quarter and $9.2 million in the same period a year ago.
     Net loss for the second quarter of 2006 was $1.3 million, or ($0.02) per diluted share, which included $136,000 of stock compensation expenses. This compares to a net loss of $2.4 million, or ($0.04) per diluted share, in the first quarter of 2006, which included $347,000 of stock compensation expenses and a net loss of $7.8 million, or ($0.12) per diluted share, in the second quarter of 2005, which included $633,000 of stock compensation expenses.
     "During the second quarter we achieved our financial objectives as evidenced by the improvements in gross margins, operating expenses and net loss," stated Bruce Diamond, President and Chief Executive Officer of WJ Communications, Inc. "Our business continues to benefit from the growth in the 3G wireless infrastructure, strong distribution channels and a consistent demand from our OEM business."
     "We introduced 13 new products to the market during the first half of the year, exceeding our stated goal of 10," continued Mr. Diamond. "We also gained traction in RFID during the quarter by further building partnerships with leading OEMs in order to bring new products to market. Additionally, we made progress with the qualification of our foundry processes at GCS and began initial production wafer runs in July."
     "We remain enthusiastic about the Company's long term growth potential, specifically with regard to base station power and RFID. During the third quarter of 2006, we will focus on further increasing gross margins, improving EBITDA and finalizing qualifications at GCS," Mr. Diamond concluded.
     For the six months ended July 2, 2006, total revenue was $24.8 million, as compared to $11.8 million for the first six months of 2005. Gross margin for the first six months of 2006 totaled $13.1 million compared to gross margin of $4.6 million for the first six months of 2005. Net loss of $3.8 million, or ($0.06) per share, for the first six months of 2006 compares to a net loss of $15.5 million, or ($0.24) per share, for the first six months of 2005. Net loss for the first half of 2006 includes approximately $483,000 of stock compensation expenses compared to $724,000 in the first half of 2005.
     Cash, cash equivalents and short-term investments as of July 2, 2006 were approximately $27.2 million, compared to approximately $28.3 million as of April 2, 2006.

     Business Outlook

     WJ Communications' Chief Executive Officer, Bruce Diamond, and Chief Financial Officer, Greg Miller, will update the business outlook and give guidance for the third quarter of 2006 during their financial results conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Tuesday, August 1, 2006.

     Second Quarter 2006 Financial Results Conference Call and Web cast

     WJ Communications will host a conference call and web cast with investors today, Tuesday, August 1, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern
Time) to discuss the second quarter financial results and the business outlook going forward for the third quarter of 2006. Investors and other interested parties may access the call by dialing 800-218-0713 in the U.S. (303-205-0066 outside of the U.S.), with the Reservation ID 11067451, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available in the Investor Relations section of the Company's web site at www.wj.com. Following the live Web cast, an archived version will be available on the Company's web site.

     Forward Looking Statements

     This release and other statements by the Company in its announced conference call contain forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company's future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as "may," "will," "expects," "intends," "plans," "believes," "seeks," "could" and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, our success in developing a more optimal manufacturing structure for WJ and our customers, our outlook for participation in the RFID market, our ability to achieve long term growth particularly in the base station power and RFID markets, and our ability to improve gross margins and earnings before interest, taxes, depreciation and stock compensation charges (EBITDA), the risk factors contained in the Company's Form 10-K for year ended 2005, Form 10-Q, the risks to be set forth in the above described conference call and web cast and such other factors as described from time to time in the Company's filings with the Securities & Exchange Commission which are available on the SEC website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

     About WJ Communications

     WJ Communications, Inc. is a leading provider of radio frequency (RF) solutions serving multiple markets targeting wireless communications, RF identification (RFID), WiMax, and broadband cable. WJ addresses the RF challenges in these multiple markets with its highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets, and multi-chip (MCM) modules. For more information visit www.wj.com.

     All trademarks used, referenced, or implicitly contained herein are used in good faith and highlighted to give proper public recognition to their respective owners.


                     WJ Communications Inc. and Subsidiaries
                 Unaudited Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                               Three Months Ended   Six Months Ended
                               ------------------  -------------------
                                July 2,   July 3,   July 2,   July 3,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

Sales
Core business (1)              $12,380    $3,990   $24,689    $11,504
Legacy (2)                          32        33        64        293
                               --------  --------  --------  ---------
Total sales                     12,412     4,023    24,753     11,797

Cost of goods sold               5,680     2,870    11,699      7,218
                               --------  --------  --------  ---------

Gross profit                     6,732     1,153    13,054      4,579

Operating expenses:

Research & development           4,599     4,397     9,699      9,140

Selling & administrative         3,742     4,824     8,941      8,012

Acquired in-process research &
 development                         -         -         -      3,400
                               --------  --------  --------  ---------

Total operating expenses         8,341     9,221    18,640     20,552
                               --------  --------  --------  ---------

Loss from operations            (1,609)   (8,068)   (5,586)   (15,973)

Interest income, net               279       237       541        453

Other income, net                    1         3         4          8
                               --------  --------  --------  ---------

Loss before income taxes        (1,329)   (7,828)   (5,041)   (15,512)

Income tax benefit                   -         -    (1,289)         -
                               --------  --------  --------  ---------

Net loss                       $(1,329)  $(7,828)  $(3,752)  $(15,512)
                               ========  ========  ========  =========

Basic and diluted net loss per
 share                          $(0.02)   $(0.12)   $(0.06)    $(0.24)
                               ========  ========  ========  =========

Basic and diluted weighted
 average shares                 66,017    64,055    65,861     63,536
                               ========  ========  ========  =========


(1) Core business sales includes sales of our semiconductor components, multi-chip modules and RFID reader modules.

(2) Legacy sales includes sales of our wireless and fiber optic products.


                     WJ Communications Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                               July 2,   December 31,
                                               2006 (1)     2005 (2)
                                             ----------- -------------
ASSETS

Cash and cash equivalents                       $21,719       $14,169

Short-term investments                            5,458        16,052

Accounts receivable, net                          7,921         7,135

Inventory                                         3,351         4,826

Other current assets                              1,319         2,632
                                             ----------- -------------

Total current assets                             39,768        44,814

Property, plant and equipment                     7,627         7,919

Goodwill                                          6,834         6,806

Intangible assets, net                            1,095         1,884

Other assets                                        182           221
                                             ----------- -------------

Total assets                                    $55,506       $61,644
                                             =========== =============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                             $13,900       $16,452

Long-term obligations                            12,940        14,075

Stockholders' equity                             28,666        31,117
                                             ----------- -------------

Total liabilities and stockholders' equity      $55,506       $61,644
                                             =========== =============


(1) Unaudited

(2) Derived from the Company's audited consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2005.


    CONTACT: WJ Communications
             Chief Financial Officer
             R. Gregory Miller, 408-577-6200
             Gregory.Miller@wj.com
             or
             Media Contact:
             Marketing and Public Relations
             Leah McLean, 408-577-6411
             Leah.McLean@wj.com
             or
             Shelton Group Investor Relations
             For WJ Communications
             Investor Contact:
             Kellie Nugent, 972-239-5119 ext. 125
             Knugent@sheltongroup.com